Exhibit 99.1


FIRSTBANK NW CORP.                          CONTACT: Larry K. Moxley
1300 16th Avenue                                     Exec. VP & CFO
CLARKSTON, WA 99403                                  (509) 295-5100
NEWS RELEASE
================================================================================

          FIRSTBANK NW CORP. REPORTS STRONG FIRST QUARTER EARNINGS AND
           DECLARES REGULAR QUARTERLY CASH DIVIDEND OF $0.17 PER SHARE

CLARKSTON, WA - July 22, 2004 - FirstBank NW Corp. (Nasdaq: FBNW), the holding company for FirstBank Northwest, today reported solid growth as net income improved 99% to $1.55 million, or $0.52 per diluted share, in its first fiscal quarter ended June 30, 2004. This compares to net income of $779,000, or $0.58 per diluted share, in the comparable quarter a year ago.

FirstBank also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.17 per common share. The dividend will be paid on August 25, 2004 to shareholders of record as of the close of business on August 11, 2004. This marks the Company's 28th regular quarterly cash dividend since it became a publicly traded company in July 1997.

"The increase in net income is attributable to loan growth and the acquisition of Pioneer Bank during the past year with net loans increasing to $493.1 million as of June 30, 2004 compared to $265.0 million at June 30, 2003, and an improved net interest margin of 4.31%," said Clyde E. Conklin, President and Chief Executive Officer. Mr. Conklin noted "in addition, non-interest income continues to remain strong, representing 20.8% of net income before non-interest expense, provision for loan losses, and taxes compared to the comparable quarter a year ago of 31.4%." Larry K. Moxley, Executive Vice President and Chief Financial Officer added that the Company's "net interest income also was affected by reserve allocations driven by new loan growth." The provision for loan losses for the quarter ended June 30, 2004 was $376,000, compared to $177,000 in the comparable quarter a year ago. The increase in the provision for loan losses is attributable to loan growth during the year.

Non-interest income was $1.72 million for the first fiscal quarter, compared to $1.39 million in the comparable quarter a year ago. "Increases in service charges, fees, and loan fee income contributed to the increase in non-interest income over last year," said Moxley.

Non-interest expense, or operating expense increased $2.6 million to $5.7 million for the quarter ended June 30, 2004, compared to $3.1 million a year ago, which reflects the increase in non-interest expenses related to the acquisition of Pioneer Bank. FirstBank's efficiency ratio was 66.8% in its first fiscal quarter of 2004, compared to 69.0% for the like quarter a year ago. Non-interest expenses are expected to remain at this level reflecting the addition of staff for the loan production offices in Boise, Idaho and Spokane, Washington, the new branches in Hayden and Boise, Idaho, and the additional fixed cost of branch remodels and construction of the new Clarkston, Washington branch facility.

Total assets were $732.8 million at June 30, 2004, an increase of $388.6 million, or 113%, from total assets of $344.2 million at June 30, 2003. Conklin noted that, "in addition to growth through the acquisition of Pioneer Bank, FirstBank is also continuing to produce target asset growth through new loan originations. Total assets at June 30, 2004 increased $32.6 million, or 5%, from total assets at March 31, 2004 of $700.2 million. Total loans for the same period grew $33.6 million, or 7% from $496.3 million at March 31, 2004 to $529.9 million at June 30, 2004."

                                     (more)

FBNW First Fiscal Quarter Results
July 22, 2004
Page Two


Total deposits increased $259.8 million, or 127.29%, to $463.9 million at June 30, 2004 compared with $204.1 million at June 30, 2003. Branch deposit growth for the quarter ended June 30, 2004 was $3.4 million, or 0.7%. Other funding for the quarter ended June 30, 2004 included Federal Home Loan Bank borrowings and brokered deposits totaling $192.0 million compared to $103.3 million on June 30, 2003, an increase of $88.7 million, or 86%.

The provision for loan and lease losses increased $2.8 million, or 79%, to $6.42 million on June 30, 2004 from $3.59 million on June 30, 2003. Total reserves represent 1.3% of net loans and 553.5% of non-performing loans. "It is essential that our provisions adequately reflect the credit risk in the portfolio and the non-performing assets identified, therefore we continue to add to reserves," said Moxley. "Charge-offs, net of recoveries, for the quarter totaled $269,000 compared to $2,000 for the comparable quarter a year ago. Of the $269,000 net charge offs, $205,000 consists of two commercial loans that were totally written off; both were previously classified assets. Asset quality remains stable." Total non-performing assets on June 30, 2004 were $2.5 million, or 0.4% of total assets compared with $3.7 million, or 0.52% of total assets on March 31, 2004. "We continue to focus on credit risk on a quarterly basis through the asset review committee and on an on-going basis through executive management loan committee and credit administration," said Conklin.

"New growth in the quarter ending June 30, 2004 met operational expectations, and loan demands are strong in our Boise and Coeur d'Alene, Idaho and Spokane, Washington markets," noted Conklin. "Additionally, net income growth is expected to remain strong as compared to year ago levels primarily because of the acquisition of Oregon Trail Financial Corp. completed on October 31, 2003, however, earnings per share growth is expected to be moderate reflecting our investments in technology, infrastructure and staff."

FirstBank NW Corp. is the parent of FirstBank Northwest. Founded in 1920, FirstBank Northwest is based in Clarkston, Washington. FirstBank Northwest operates 20 branch locations in northern Idaho along the Idaho/Washington border and in eastern Oregon, in addition to residential loan centers in Lewiston, Coeur d'Alene, and Boise, Idaho, and Baker City, Oregon. Salomon Smith Barney has investment centers in FirstBank's Coeur d'Alene, Idaho, Clarkston and Liberty Lake, Washington, and Baker City, LaGrande, Pendleton and Ontario, Oregon branches. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

   Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which FirstBank operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding FirstBank's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. FirstBank's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, FirstBank's ability to successfully integrate the business of Oregon Trail, the realization of expected cost savings or accretion to earnings because of the acquisition of Oregon Trail, competitive conditions between banks and non-bank financial service providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on From 10-KSB for the fiscal year ended March 31, 2004.

                                 (tables follow)

FBNW First Fiscal Quarter Results
July 22, 2004
Page Three

                                FIRSTBANK NW CORP

FINANCIAL HIGHLIGHTS
(unaudited) (in thousands except share and per share data)

                                               Three Months        Three Months
                                                  Ended               Ended
                                                 June 30,            June 30,
                                                   2004                2003
                                               ------------        ------------
Interest Income                                $      9,510        $      5,097
Interest Expense                                      2,982               2,056
Provision for Loan Losses                               376                 177
                                               ------------        ------------
Net Interest Income After Provision for
     Loan Losses                                      6,152               2,864
                                               ------------        ------------

Non-Interest Income
  Gain on sale of loans                                 504                 780
  Gain on sale of securities, net                         0                   0
  Service fees and charges                            1,181                 577
  Commission and other                                   33                  33
                                               ------------        ------------
Total Non-Interest Income                             1,718               1,390
                                               ------------        ------------

Non-Interest Expenses
  Compensation and Related Expenses                   3,418               1,920
  Occupancy                                             744                 351
  Other                                               1,528                 877
                                               ------------        ------------
Total Non-Interest Expense                            5,690               3,148
                                               ------------        ------------

Income Tax Expense                                      628                 327
                                               ------------        ------------
Net Income                                     $      1,552        $        779
                                               ============        ============

Basic Earnings per Share                       $       0.54        $       0.61
Diluted Earnings per Share                     $       0.52        $       0.58
Weighted Average Shares Outstanding- Basic        2,866,090           1,280,984
Weighted Average Shares Outstanding- Diluted      2,996,698           1,351,654
Actual Shares Issued                              2,965,266           1,382,392

                                               June 30, 2004      March 31, 2004       June 30, 2003
                                              --------------      --------------      --------------
Total Assets                                   $    732,806        $    700,232        $    344,193
Cash and Cash Equivalents                      $     37,007        $     38,397        $     26,609
Loans Receivable, net                          $    493,146        $    464,368        $    264,963
Mortgage-Backed Securities                     $     71,180        $     77,027        $      8,674
Investment Securities                          $     49,326        $     38,787        $     17,469
Stock in FHLB, at cost                         $     12,628        $     12,506        $      5,806
Deposits                                       $    487,650        $    491,035        $    229,182
FHLB Advances & Other Borrowings               $    168,447        $    132,056        $     78,237
Stockholders' Equity                           $     69,671        $     69,332        $     31,010
Tangible Book Value per Share (1)              $      16.92        $      17.33        $      23.70
FASB 115 Adjustment after Taxes                $         82        $      1,268        $      1,141
Tangible Equity/ Total Tangible Assets                 6.86%               7.57%               9.01%
Tier 1 Capital to Average Assets                       6.64%               6.51%               8.35%
Risk-based Capital to Risk-Weighted Assets            10.45%              10.50%              12.95%
Number of full-time equivalent Employees                257                 247                 137

(1) Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP) 6/04 -- 77,060, 3/04 -- 79,149 shares, and 6/03 -- 85,418 shares.

FBNW First Fiscal Quarter Results
July 22, 2004
Page Four

FINANCIAL STATISTICS
(ratios annualized)

                                                             Three Months     Fiscal Year      Three Months
                                                                Ended            Ended            Ended
                                                               June 30,         March 31,        June 30,
                                                                 2004             2004             2003
                                                             ------------     ------------     ------------
Return on Average Assets                                             0.88%            0.90%            0.93%
Return on Average Tangible Equity                                   12.76%           11.17%           10.14%
Average Tangible Equity/Average Tangible Assets                      7.11%            8.19%            9.19%
Average Equity/Average Assets                                        9.88%            9.71%            9.19%
Average Tangible Equity/Average Loans                               10.13%           11.37%           12.15%
Efficiency Ratio (2)                                                66.78%           70.44%           69.04%
Non-Interest Expenses / Average Assets                               3.23%            3.43%            3.77%
Net Interest Margin (3)                                              4.31%            4.17%            4.10%
Average Interest Earning Assets /
     Average Deposits and Other Borrowed Funds                     114.78%          102.09%          115.42%


                                                             Three Months     Fiscal Year      Three Months
                                                                Ended            Ended            Ended
                                                               June 30,         March 31,        June 30,
LOANS                                                            2004             2004             2003
(unaudited) (in thousands except share and per share data)   ------------     ------------     ------------

LOAN ORIGINATIONS (4):
  Residential loan centers                                   $     78,169     $    244,456     $     71,448
  Consumer loan centers                                            16,345           16,364            1,890
  Agricultural loan centers                                         3,937            8,048            3,193
  Commercial loan centers                                          28,885           86,929           34,291
                                                             ------------     ------------     ------------
      Total Loan Originations                                $    127,336     $    355,797     $    110,822
                                                             ============     ============     ============

LOAN PORTFOLIO ANALYSIS:
Real estate loans:
  Residential                                                $    117,582     $    112,312     $     48,195
  Construction                                                     76,004           68,236           50,970
  Agricultural                                                     19,648           18,568           15,692
  Commercial                                                      126,590          122,132           70,200
                                                             ------------     ------------     ------------
     Total real estate loans                                      339,824          321,248          185,057
                                                             ------------     ------------     ------------

Consumer and other loans:
  Home equity                                                      31,430           25,599           16,557
  Agricultural operating                                           29,079           24,876           15,771
  Commercial                                                       81,551           75,878           54,620
  Other consumer                                                   42,693           43,425            7,349
                                                             ------------     ------------     ------------
     Total consumer and other loans                               184,753          169,778           94,297
                                                             ------------     ------------     ------------

Loans held for sale-residential real estate                         5,285            5,253           10,590
                                                             ------------     ------------     ------------
Total Loans Receivable                                       $    529,862     $    496,279     $    289,944
                                                             ============     ============     ============


                                                             Three Months     Fiscal Year      Three Months
                                                                Ended            Ended            Ended
                                                               June 30,         March 31,        June 30,
                                                                 2004             2004             2003
                                                             ------------     ------------     ------------
ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period                               $      6,314     $      3,414     $      3,414
Purchased                                                                     $      2,863
Provision for Loan Losses                                             376              395              177
Charge Offs (Net of Recoveries)                                      (269)            (358)              (2)
                                                             ------------     ------------     ------------
Balance at End of Period                                     $      6,421     $      6,314     $      3,589
                                                             ============     ============     ============
Loan Loss Allowance / Net Loans                                      1.30%            1.36%            1.35%
Loan Loss Allowance / Non-Performing Loans                         553.53%          199.37%          208.06%

(2) Calculation is non-interest expense divided by tax equivalent non-interest income and net interest income.
(3) Calculation is tax equivalent net interest income divided by total interest-earning assets.
(4)  Loan originations are based upon new production.

FBNW First Fiscal Quarter Results
July 22, 2004
Page Five

NON-PERFORMING ASSETS:
                                                                   Three Months     Fiscal Year      Three Months
                                                                      Ended            Ended            Ended
                                                                     June 30,         March 31,        June 30,
                                                                       2004             2004             2003
                                                                   ------------     ------------     ------------
Accruing Loans - 90 Days Past Due                                  $          0     $          0     $          0
Non-accrual Loans                                                         1,160            2,900            1,725
                                                                   ------------     ------------     ------------
Total Non-performing Loans                                                1,160            2,900            1,725
Restructured Loans on Accrual                                               827              152              502
Real Estate Owned (REO)                                                     525              552              120
Repossessed Assets                                                           28               52                0
                                                                   ------------     ------------     ------------
Total Non-performing Assets                                        $      2,540     $      3,656     $      2,347
                                                                   ============     ============     ============
Total Non-performing Assets/Total Assets                                   0.35%            0.52%            0.68%
Loan and REO Loss Allowance as a % of Non-
     Performing Assets                                                   252.80%          160.95%          276.48%


AVERAGE BALANCES, INTEREST AVERAGE YIELDS/COSTS

                                                                   Three Months     Fiscal Year      Three Months
                                                                      Ended            Ended            Ended
                                                                     June 30,         March 31,        June 30,
                                                                       2004             2004             2003
                                                                   ------------     ------------     ------------
Average Interest Earning Assets:
Average Loans receivable:
Average Mortgage Loans receivable                                  $    116,905     $     74,416     $     48,929
Average Commercial Loans receivable                                     200,685          150,557          121,386
Average Construction Loans receivable                                    47,824           36,356           31,682
Average Consumer Loans receivable                                        71,651           43,063           25,977
Average Agricultural Loans receivable                                    45,391           37,547           29,738
Average Unearned Loan Fees and Discounts,
     Allowance for Loan losses, and Other                                (8,122)          (6,350)          (4,667)
                                                                   ------------     ------------     ------------
Total Average Loans receivable, net                                     474,334          335,589          253,045
Average Loans Held for Sale                                               5,782            7,584            8,202
Average Mortgage-backed securities                                       74,874           35,869            9,327
Average Investment securities                                            39,191           24,840           17,135
Average Other Earning Assets                                             39,847           35,999           21,239
                                                                   ------------     ------------     ------------
Total Average Interest Earning Assets                                   634,028          439,881          308,948
Average Non-Interest Earning Assets                                      70,733           44,685           25,453
                                                                   ------------     ------------     ------------
Total Average Assets                                               $    704,761     $    484,566     $    334,401
                                                                   ============     ============     ============

Average Interest Bearing Liabilities:
Average Passbook, NOW, and money market accounts                   $    217,194     $    137,025     $     73,903
Average Certificates of deposit                                         197,252          149,626          113,355
Average Advances from FHLB and other                                    137,932          101,106           80,405
                                                                   ------------     ------------     ------------
Total Average Interest Bearing  Liabilities                             552,378          387,757          267,663
Average Non-Interest Bearing Deposits                                    75,321           43,107           30,345
                                                                   ------------     ------------     ------------
Average Deposits and Other Borrowed Funds                               627,699          430,864          298,008
Average Non-Interest Bearing Liabilities                                  7,450            6,638            5,658
                                                                   ------------     ------------     ------------
Total Average Liabilities                                               635,149          437,502          303,666
Total Average Equity                                                     69,612           47,064           30,735
                                                                   ------------     ------------     ------------
Total Average Liabilities and Equity                               $    704,761     $    484,566     $    334,401
                                                                   ============     ============     ============

Total Tangible Average Equity                                      $     48,643     $     39,030     $     30,735
                                                                   ============     ============     ============

Interest Rate Yield on Earning  Assets                                     6.19%            6.41%            6.77%
Interest Rate Expense on Deposits and Other Borrowed Funds                 1.90%            2.31%            3.07%
Interest Rate Spread                                                       4.29%            4.10%            3.70%
Net Interest Margin                                                        4.31%            4.17%            4.10%